                                                                       EXHIBIT F

                                                               EXECUTION VERSION

       AGREEMENT TO EXTEND TERM OF THE AMENDED AND RESTATED PUT AGREEMENT

This AGREEMENT TO EXTEND TERM OF THE AMENDED AND RESTATED PUT AGREEMENT, dated as of February 19, 2003, is by and among IFX CORPORATION, a Delaware corporation (the "Company"), UBS CAPITAL AMERICAS III, L.P., a Delaware limited partnership ("UBS LP"), and UBS CAPITAL LLC, a Delaware limited liability company (collectively with UBS LP and their respective successors and assigns, "UBS").

Whereas the Company and UBS are parties to that certain Amended And Restated Put Agreement dated as of August 15, 2002 (the "Put Agreement"); and

Whereas the Company and UBS desire to extend the term of the Put Agreement until August 19, 2003.

NOW THEREFORE, it is agreed as follows:

1. Defined Terms. Except as otherwise defined herein, capitalized terms shall have the meaning set forth in the Put Agreement.

2. Expiration Date. Section 2(a) of the Put Agreement is hereby amended to read as follows: "From and after the date hereof until August 19, 2003 (the "Expiration Date"), UBS shall have the right from time to time, upon written notice thereof, specifying the Tutopia Shares to be put (the "UBS Put Notice"), to put to the Company all or any portion of its Tutopia Shares (the "Put Option") at a price per share equal to the Exchange Ratio."

(The remainder of this page is intentionally left blank)

IN WITNESS WHEREOF, the parties have executed this AGREEMENT TO EXTEND TERM OF THE AMENDED AND RESTATED PUT AGREEMENT as of the date set forth in the first paragraph hereof.

                                              IFX CORPORATION

                                              By: /s/ Michael Shalom
                                                  ------------------------------
                                                  Name: Michael Shalom
                                                  Title: CEO

                                              UBS CAPITAL AMERICAS III, L.P.
                                              By: UBS Capital Americas III, LLC

                                              By: /s/ George A. Duarte
                                                  ------------------------------
                                                  Name: George A. Duarte
                                                  Title: Partner

                                              By: /s/ Marc Unger
                                                  ------------------------------
                                                  Name: Marc Unger
                                                  Title: Chief Financial Officer

                                              UBS CAPITAL LLC

                                              By: /s/ George A. Duarte
                                                  ------------------------------
                                                  Name: George A. Duarte
                                                  Title: Attorney-in-Fact

                                              By: /s/ Marc Unger
                                                  ------------------------------
                                                  Name: Marc Unger
                                                  Title: Attorney-in-Fact

                                  Page 2 of 2